EXHIBIT 10.1

LOAN AGREEMENT

     THIS LOAN AGREEMENT is made and entered into this November 1, 2004, by and between SADDLEBROOK RESORTS, INC., whose address is 5700 Saddlebrook Way, Wesley Chapel, Florida 33543 (the “Borrower”) and SUNTRUST BANK, a Georgia banking corporation, having offices at 401 East Jackson Street, Commercial Banking — 20th Floor, Tampa, Florida 33602 (“Lender”).

     This Agreement is made under the following circumstances:

     A. Borrower has applied to Lender for the Revolving Loan (as hereinafter defined) to support Borrower’s working capital and other general corporate needs.

     B. Borrower has applied to Lender for the Term Loan (as hereinafter defined) to re-finance the Real Property (as hereinafter defined).

     B. Lender has agreed to make the Loan (as hereinafter defined) to the Borrower, and Borrower has agreed to accept such Loan on the terms and conditions hereinafter set forth and as provided in the other Loan Documents (as hereinafter defined), including the Commitment Letter (as hereinafter defined).

     C. Simultaneously with the execution of this Loan Agreement and as a part of the same transaction, Borrower has executed and delivered to Lender the Notes, which are secured by the Mortgage (as hereinafter defined) that encumbers the Real Property and constitutes a first lien thereon, and by other Loan Documents.

     NOW, THEREFORE, in consideration of the foregoing, the making of the Loan, and the mutual covenants, agreements, conditions, undertakings and warranties of the parties herein and in the other Loan Documents, it is covenanted and agreed as follows:

1.
DEFINITIONS

     1.1 As used in this Agreement, the following terms shall have the meanings indicated:

     AGREEMENT: This Loan Agreement.

     COLLATERAL: The Real Property, Personal Property (as hereinafter defined), Tenant Leases (as hereinafter defined), Tenant Income (as hereinafter defined), and Property Contracts (as hereinafter defined).

     COMMITMENT LETTER: The letter from Lender to Borrower dated August 18, 2004, outlining the general terms of the Loan, the provisions of which letter are incorporated herein by reference to the extent not inconsistent with this Agreement or the other Loan Documents.

     DEBT SERVICE COVERAGE RATIO: The debt service coverage for each calendar year beginning with 2004 shall be equal to the quotient obtained via the formula whose numerator is the total of Borrower’s net income, depreciation, amortization and Interest Expense minus (a) distributions to shareholders (not including distributions made to shareholders to pay the pro rata share of Federal Income Tax associated with their ownership in Saddlebrook Resorts, Inc during the prior fiscal year), and (b) fundings of shareholder loans; and whose denominator is the scheduled principal and interest payments for all of Borrower’s debts during the same calendar year. Borrower shall maintain a minimum Debt Service Coverage Ratio during the term of the Loan of not less than 1.20:1.00. Borrower’s Debt Service Coverage Ratio shall be calculated annually during the Loan term. Anything to the contrary contained herein or in Section 4 hereof notwithstanding, Borrower’s failure to maintain the minimum Debt Service Coverage Ratio required hereunder shall constitute an Event of Default hereunder and under the Mortgage and shall entitle Lender to the remedies set forth in Section 4 hereof; provided, however, that to the extent that there is no other pending Event of Default, Borrower shall have the right to cure its failure to maintain the minimum Debt Service Coverage Ratio within thirty (30) days by proposing and implementing such additional collateral, guarantees, and further assurances as may be reasonably acceptable to Lender.

     FINANCIAL CONTRACT: (1) An agreement (including terms and conditions incorporated by reference therein) which is a rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap, bond option, interest rate option, foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing); (2) any combination of the foregoing; or (3) a master agreement for any of the foregoing together with all supplements.

     LIQUID ASSETS: Unencumbered cash and marketable securities.

     LOAN: The $5,000,000.00 revolving loan (the “Revolving Loan”) and the $12,000,000.00 term loan (the “Term Loan”) contemplated by this Agreement and the Commitment Letter shall be collectively referred to herein as the “Loan”.

     LOAN DOCUMENTS: Shall have the meaning ascribed to it in the Mortgage.

     LOAN INTEREST: The interest payable pursuant to the terms of the Notes.

     MAXIMUM LOAN TO VALUE: The Loan amount divided by the acceptable appraised value of the Real Property. The Maximum Loan to Value shall be Sixty Three Percent (63.00%).

     MORTGAGE: The Second Amended and Restated Mortgage, Security Agreement and Fixture Filing of even date herewith encumbering the Real Property and other collateral, executed and delivered by Borrower to Lender to secure the Notes.

     NOTES: The Promissory Note of even date herewith from Borrower in favor of Lender in the amount of $12,000,000.00 and the Revolving Line of Credit Promissory Note of even date herewith from Borrower in favor of Lender in the amount of $5,000,000.00.

     PERSONAL PROPERTY: All equipment, inventory, accounts, chattel paper and general intangibles now owned or hereafter acquired by Borrower, or any other party at any time located at, arising out of the use of, and/or used in connection with the operation of the Real Property.

     PROPERTY CONTRACTS: All agreements which in any way relate to the use, occupancy, maintenance or enjoyment of the Real Property, including, but not limited to, utility contracts, maintenance agreements, management agreements and service contracts, agreements relating to water rights, and any agreements guaranteeing the performance of the obligations contained in any of the foregoing agreements.

     REAL PROPERTY: The Real Estate as defined in the Mortgage.

     TENANT INCOME: All of the rents, revenues, proceeds and other benefits derived from any Tenant Leases (as hereinafter defined), but excluding therefrom that portion of income attributable to condominium owners for the condominium rental pool program and rental arrangements.

     TENANT LEASES: All leases, subleases, licenses, concessions, or other agreements which grant a possessory interest in and to, or the right to use the Real Property, or any portion thereof.

     TITLE COMPANY: Chicago Title Insurance Company.

     TITLE INSURANCE BINDER: Commitment No. 20040678 (dated October 20, 2004, at 8:00 a.m.), as endorsed, issued to Lender by the Title Company.

2.
BORROWER’S REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants as follows:

     2.1 Borrower has full power and authority to consummate the transactions contemplated by this Agreement.

     2.2 Borrower has full power and lawful right to convey and mortgage the Real Property, and the same is free and clear of all encumbrances except the Mortgage, current taxes which are not yet due and payable, and covenants, restrictions and easements of record acceptable to Lender.

     2.3 To the best of borrower’s knowledge, no materials of any kind have been placed on the Real Property by anyone, and no work or labor has been performed thereon, for 90 days prior to the date of this Agreement; there are no unpaid bills whatsoever for labor, materials, supplies or services furnished upon the Real Property; and no Notice of Commencement or claim of lien affecting the Real Property has been filed in the public records of the county in which the Real Property is located, and no such Notice of Commencement or claim of lien will be so filed prior to the recording of the Mortgage.

     2.4 All utilities services of whatever nature necessary for the current use and operation of the Real Property, are and will be available for the use at the boundaries of the Real Property.

     2.5 Adequate vehicular, pedestrian and utility access to and from the Real Property from publicly owned and maintained paved roadways are and will be available when needed at the Real Property.

     2.6 To the best of Borrower’s knowledge, all representations made by Borrower in any documents (including financial statements) that have been furnished to Lender in connection with Borrower’s applying for the Loan are true, complete and correct in all respects as of the date hereof, and Borrower has not suffered any material adverse change in financial position since the respective dates those documents were furnished to Lender.

     2.7 Any licenses and permits required by applicable law to allow for the operation of the Real Property as currently and customarily operated are in full force and effect.

     2.8 There are no actions, suits, or proceedings pending, or, to the knowledge of Borrower, threatened against or affecting Borrower or any of the Collateral, or involving the validity or enforceability of the Mortgage or the priority of the lien thereof, at law or in equity, or before or by any governmental authority, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority, or in material breach of any contract with any third party.

     2.9 To the best of borrower’s knowledge, the execution and delivery of the Loan Documents, and the performance and consummation of the transactions thereby contemplated will not result in any breach of, or constitute a default under, any mortgage, lease, bank loan or credit agreement, corporate charter, bylaws, partnership agreement, joint venture agreement, or other instrument to which Borrower is a party or by which Borrower may be bound or affected.

     2.10 No Event of Default, presently exists under the Loan Documents, and no event has occurred and is continuing which, with notice, the passage of time or both, would constitute an Event of Default under the Loan Documents.

     2.11 The proceeds of the Loan will be used solely for the purposes specified herein and in the other Loan Documents.

     2.12 The Loan has been duly authorized by all necessary action by the Borrower, and the Loan Documents have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the respective parties thereto.

     2.13 The Borrower is are financially responsible, and fully capable and willing to fulfill their respective obligations under this Agreement, the Notes and the other Loan Documents, including the obligations to make payments in the amounts and at the times required thereby, and to operate, repair and maintain the Real Property.

     2.14 Each of the representations and warranties set forth in this Section 2 will be true on the date of each advance hereunder, shall survive the making of this Agreement and the issuance of the Notes, and shall be deemed to remain so represented and warranted pending contrary written notice to Lender. The acceptance of any advance hereunder by Borrower shall be deemed to be a reaffirmation of each and every one of said representations and warranties.

3.
BORROWER’S COVENANTS

     Borrower covenants and agrees with Lender as follows:

     3.1 Borrower will furnish to Lender, at Borrower’s expense, forthwith and prior to the disbursement of any Loan funds, the Title Insurance Binder covering the Real Property in the sum of the Notes, issued by the Title Company. Said Binder shall insure that upon closing, Borrower will be vested with a good, valid, and insurable fee simple title, free and clear of all exceptions whatsoever, except for the Mortgage, current taxes not yet due and payable, and covenants, restrictions and easements of record acceptable to Lender, and shall insure Lender, or its nominee or assignee, that the Mortgage is a good and valid first lien on the Real Property, subject only to the exceptions noted in this Agreement. Anything to the contrary contained herein notwithstanding, the Title Company shall issue one policy of title insurance in favor of Lender, in the full amount of the Loan and covering all of the Real Property.

     3.2 Borrower will furnish to Lender, at Borrower’s expense, forthwith and prior to disbursement of any Loan funds, a current survey showing the Real Property to be free from all encroachments and encumbrances, which survey shall meet all the requirements of the Commitment Letter and the Title Company. At the request of Lender, Borrower will, from time to time, furnish a supplemental survey or surveys of the Real Property. All such surveys shall be made by licensed Florida civil engineers or surveyors acceptable to Lender, shall be paid for by Borrower, and shall be in form and content as may be required by Lender including as provided in the Commitment Letter.

     3.3 During the term of the Loan, Borrower shall maintain the Maximum Loan to Value percentage as set forth in the Definitions in Section 1 hereof. Lender shall have the right to order appraisals of the property, at Lender’s cost, as reasonably necessary during the term of the Loan to substantiate and confirm the value of the Real Property and Borrower’s compliance with the Maximum Loan to Value requirements hereunder.

     3.4 Borrower shall furnish and pay the premiums for the insurance required by the Mortgage and the other Loan Documents. The insurance policies shall each be in accordance with the requirements of the Mortgage and the other Loan Documents, as applicable, and otherwise be acceptable to Lender.

     3.5 Borrower covenants and agrees to have any liens which may be recorded against the Real Property or any part thereof, or any of the Collateral, other than those in favor of Lender, in each instance released or otherwise discharged within thirty (30) days after the recording thereof.

     3.6 During the term of the Loan, Borrower shall not transfer ownership of the Collateral or any portion thereof, and there shall be no transfer of ownership interests or control in Borrower or Managing Agent (as hereinafter defined), without the prior written consent of Lender. Anything to the contrary contained herein notwithstanding, the following transfers of ownership interests in Borrower shall not require Lender’s prior written consent, but Borrower shall provide prompt written notice to Lender of the occurrence of any such transfer: (a) transfers by Thomas L. Dempsey and/or Eleanor R. Dempsey to members of their immediate family (defined, for the purposes of this Section, as children, spouses of children, or grandchildren) or to trusts in which they or members of their immediate family are beneficiaries, provided that Thomas L. Dempsey and/or Eleanor R. Dempsey maintain at least fifty-one percent (51%) ownership and control of Borrower’s outstanding voting stock; and/or (b) transfers due to the demise of both Thomas L. Dempsey and Eleanor R. Dempsey, provided that at least fifty-one percent (51%) of Borrower’s outstanding voting stock is owned by the immediate family of Thomas L. Dempsey.

     3.7 Without the prior written consent of Lender in each instance, Borrower will not convey, encumber, suffer or impose a security interest on the Real Property or any part thereof, except for the Mortgage and all advances pursuant thereto or to this Agreement, and any permitted conveyances under the Mortgage; further, without such consent, Borrower shall not assign in whole or in part any of its rights under this Agreement or to any advance to be made hereunder. All proposed easements affecting the Real Property, accompanied by a drawing or survey adequate in Lender’s opinion to show the proposed location thereof, shall be submitted to Lender for approval prior to the execution thereof by Borrower or any Mortgagor.

     3.8 During the term of the Loan, Borrower shall not, without the prior written consent of Lender in each instance (which consent shall not be unreasonably withheld), enter into any Property Contracts or other agreements which pertain to the Collateral and which: (a) have a duration of thirty-six (36) months or longer, or (b) involve aggregate consideration in the amount of One Million Dollars ($1,000,000.00) or more outstanding for such items in any one (1) Loan year.

     3.9 Borrower will permit Lender and its authorized employees, agents and representatives to enter upon the Real Property, inspect the Real Property (including all buildings, structures, landscaping, walls, drives, approaches, sidewalks, curbs, paving, and utility lines of every description or nature, together with all chattels, furniture, furnishings and equipment located on the Real Property), and to review all books and records of Borrower relating to the Real Property. Borrower will cooperate with Lender and Lender’s authorized employees, agents and representatives in all reasonable respects to enable Lender to effectively perform the foregoing matters. It is expressly agreed that any inspections made by or on behalf of Lender shall be made solely and exclusively for the protection and benefit of Lender, and neither Borrower nor any third party shall be entitled to claim any loss or damage against Lender or its employees, agents or representatives arising out of or in connection with such inspections by Lender.

     3.10 During the term of the Loan, the Real Property shall be inspected on an annual basis by the United States Golf Association Turf Advisory Service or other entity satisfactory to Lender and a copy of the report resulting from said inspection shall be promptly submitted to Lender. Said inspection shall be performed on or about each anniversary of the date of this Agreement, or at such other time as Lender, in its sole discretion, may be determine to be appropriate, given the location of the Real Property. All costs related to such inspections shall be paid by Borrower.

     3.11 The Real Property shall be managed by Borrower during the term of the Loan. Borrower may engage a professional management company (the “Managing Agent”) to manage the Real Property with the prior written consent of Lender, provided that the Managing Agent and the management contract (the “Management Contract”) between the Managing Agent in Borrower are satisfactory to Lender in Lender’s sole discretion, and provided that Managing Agent and Borrower agree with Lender as follows: (a) to assign to Lender or a third party designated by Lender all of Borrower’s rights under the Management Contract; (b) that the Management Contract may not be modified or terminated during the term of the Loan without Lender’s prior written consent, (c) that in the event of a default by Borrower under the Management Contract, Lender shall receive notice of such default and that Borrower, or Lender on Borrower’s behalf, shall each be given a reasonable opportunity to cure such default.

     3.12 Borrower covenants, warrants and agrees to pay promptly before delinquency and discharge any taxes or assessments upon the Real Property, or any of the Collateral, which may become due and payable during the term of this Agreement or the other Loan Documents.

     3.13 To the ends that the agreements of Borrowers set forth herein and in the other Loan Documents shall be effectively and fully performed, and that the intent and purpose of this Agreement be fulfilled, Borrower agrees to promptly execute any and all such other and further instruments as may reasonably be required by Lender from time to time in order to carry out the provisions of this Agreement, or for the purpose of protecting, maintaining or enforcing Lender’s security for the Loan.

     3.14 Borrower agrees to pay all costs, including reasonable attorneys’ fees and legal assistants’ fees and costs, incurred by Lender with respect to any dispute regarding, or arising from the enforcement of, this Agreement and of the Loan Documents, whether or not suit is filed and including all bankruptcy, regulatory, agency and appellate proceedings. The Lender shall have the right to commence, to appear in, or to defend any action or proceeding purporting to affect the rights or duties of the parties hereunder and in connection therewith employ counsel and pay reasonable fees therefor, which the Borrower agrees to repay to Lender upon demand.

     3.15 Borrower shall maintain the required Debt Service Coverage Ratio in accordance with Section 1 of this Agreement.

     3.16 Borrower shall keep proper books of record and account in which full, true and correct entries shall be made of all dealings or transactions of or in relation to the Real Property, in accordance with generally accepted accounting principles consistently applied.

     3.17 During the Loan term, Lender shall be furnished with complete copies of Borrower’s annual United States income tax returns (including all schedules) within thirty (30) days after filing with the Internal Revenue Service.

     3.18 Within one hundred twenty (120) days after each fiscal year end of Borrower during the Loan term, Lender shall be furnished with an annual audited financial statement, prepared by a certified public accountant acceptable to lender and certified as true and correct by an officer by Borrower, including a profit and loss statement, balance sheet, reconciliation of net worth, statement of cash flows and notes to financial statements, all in reasonable detail.

     3.19 Within thirty (30) days after the end of each calendar month during the Loan term, Lender shall be furnished with internally prepared monthly financial statements of Borrower, certified as true and correct by an officer of Borrower, including a profit and loss statement prepared both on a month-to-date and year-to-date basis.

     3.20 All financial submissions shall be acceptable to Lender in form, and shall reflect financial conditions and circumstances of Borrower and the Real Property (as applicable) that are acceptable to Lender. All other financial submissions required by this Agreement or the other Loan Documents shall be delivered to Lender within the respective times set forth therein or, in the absence of such a time provision, within 15 days after Lender’s written request therefore in each instance. Upon each reasonable request by Lender, Borrower shall promptly furnish to Lender supplemental financial information within 15 days after such request.

     3.21 During the Loan term, Borrower shall furnish to Lender, before the execution thereof by Borrower, copies of all proposed sales contracts for the Real Property or any part thereof, which shall be in form and content acceptable to Lender, and no such contracts will in any instance be entered into by Borrower without Lender’s prior written consent.

     3.22 Unless expressly modified or terminated by a document executed at the closing of the Loan, and except to the extent inconsistent with the other Loan Documents, the terms and conditions of the Commitment which bind and obligate Borrower shall survive such closing, and a failure to comply with such terms and conditions shall constitute an Event of Default of the Loan. Lender’s obligations under the Commitment shall not survive the closing of the Loan unless expressly provided for in a document executed at such closing.

     3.23 The Loan is made exclusively to Borrower, and Borrower’s obligations of any nature under the Loan Documents are not assignable by Borrower without Lender’s prior written consent in each instance. Any attempted such assignment without Lender’s prior written consent shall be null and void, and at Lender’s sole option shall terminate all further obligations of Lender hereunder and constitute an Event of Default of the Loan.

     3.24 Whenever Lender utilizes legal counsel in connection with the Loan, it is agreed and understood that such counsel represents Lender only, and nobody else, including Borrower or any third party. Further, neither Borrower nor any third party may rely upon, or represent to anyone else that they may rely upon, Lender’s or its counsel’s review, opinion, approval or acceptance of any document, data or information used by Lender in connection with the Loan, including (by way of example only) appraisals; surveys and matters of title; zoning and other regulatory matters; utilities; financial information, evaluations, statements and projections; soil and environmental testing; any certification, written opinion, survey or audit results obtained from any source relating to compliance with the requirements of the Americans With Disabilities Act of 1990; or, any statement, from any source, regarding the use of the Real Property. It is the understanding, agreement and intent of Borrower and Lender that each such review, opinion, approval or acceptance is solely and exclusively for Lender’s benefit.

     3.25 During the term of the Loan, Borrower shall keep Lender apprised of each change that may occur in the officers or directors of Borrower, and shall notify Lender in writing of the identity and specimen signature of each new officer, and of the termination of the term of office of any officer, in each instance.

4.
DEFAULTS

     4.1 The occurrence of any of the following shall, in each instance, constitute a default of the Loan (each, an “Event of Default”), cumulative to other default provisions of the Loan Documents: (a) Borrower fails to make any payment of interest when due under the Notes or Mortgage, or fails to pay any other sum when due under the Loan Documents (subject to applicable notice and/or cure periods provided therein), (b) Borrower fails to make any payment of principal when due under the Notes (subject to applicable notice and/or cure periods provided therein), (c) Borrower fails to perform according to the terms of this Agreement or any of the Loan Documents other than with respect to the payment of principal, interest, or other sums payable pursuant to the Loan Documents (subject to applicable notice and/or cure periods provided therein); (d) a breach by Borrower, or any Guarantor or any Mortgagor of any other term, covenant, condition, obligation or agreement under this Agreement or any of the Loan Documents, and the continuance of such breach for a period of thirty (30) days after written notice thereof shall have been given to Borrower. However, if the nature of the breach is such that, despite Borrower’s duly diligent efforts to cure the breach, the same is essentially impervious to cure within the aforesaid period, then Borrower shall have a reasonable time (not to exceed 60 days after Lender’s notice mentioned above) to cure the breach, provided that, and only if, Borrower commences cure within the aforesaid period, and continuously and diligently seeks to complete such cure to completion.

     In the event of any of the foregoing, Borrower shall be considered in default hereunder and Lender may, at its option and in its sole discretion, and without prejudice to any other right or remedy Lender may have as a matter of law:

(a)	At its option, declare all sums evidenced by the Notes and secured by the Mortgage, and all sums due hereunder, to be immediately due and payable, and unless same are paid on demand, may exercise all of Lender’s rights and remedies under the Loan Documents including, without limitation, foreclosing the Mortgage; or

(b)	Enter upon and take possession of the Real Property, and employ watchmen to protect the Real Property and/or the other Collateral from injury.

     4.2 Borrower agrees to pay Lender, on demand, all costs and expenses, including reasonable attorney’s fees (including attorney’s fees incurred in all appellate, regulatory, agency and bankruptcy proceedings) incurred by Lender incident to any Event of Default, or incident to the enforcement of any provision hereof or incident to the collection of all indebtedness of Borrower to Lender, and all such sums, even though they may, when added to the monies advanced and disbursed under this Agreement, exceed the amount of the Notes, shall be secured by the lien of the Mortgage as though the same were a part of the debt originally described in and secured thereby. If said sums are not paid by Borrower immediately on demand, Lender may declare all such sums, and all other sums secured by the Mortgage, immediately due and payable and may proceed to enforce any and all rights and remedies provided it under the Loan Documents, including, without limitation, foreclosing the Mortgage.

5.
PROHIBITION OF ADDITIONAL INDEBTEDNESS

     5.1 During the term of the Loan, Borrower shall make no additional borrowings or incur any additional debt exceeding $100,000.00 on an individual basis or $500,000.00 in the aggregate annually, without Lender’s prior written consent in each instance.

6.
MISCELLANEOUS PROVISIONS

     6.1 Notices. All notices and communications under this Agreement shall be in writing and shall be given by either (a) hand-delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid), to the addresses listed in the Mortgage. Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

     6.2 Remedies Cumulative. The rights and remedies of Lender as provided in this Agreement or in any other Loan Document shall be cumulative and concurrent, may be pursued separately, successively or together, may be exercised as often as occasion therefor shall arise, and shall be in addition to any other rights or remedies conferred upon Lender at law or in equity. The waiver by Lender of, or its failure to exercise, any right or remedy under any other Loan Document shall not in any way affect this Agreement or the rights of Lender hereunder.

     6.3. No Implied Waiver. Lender shall not be deemed to have waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Lender, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing, or as a waiver of or bar to such right or remedy on a subsequent event.

     6.4 Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Agreement shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

     6.5 Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Agreement shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns and are intended and shall be held to be real covenants running with the land; provided, however, that this Agreement cannot be assigned by Borrower without the prior written consent of Lender in each instance, and any such assignment or attempted assignment by Borrower shall be void and of no effect with respect to Lender.

     6.6 Modifications. This Agreement may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     6.7 Governing Law. The Loan Documents (including this instrument) shall be governed by and construed in accordance with the substantive laws of the State of Florida without reference to conflict of laws principles.

     6.8 Joint and Several Liability. If Borrower consists of more than one person or entity, the word “Borrower” shall mean each of them and their liability shall be joint and several.

     6.9 Disclosure of Financial Information. Lender is hereby authorized to disclose any financial or other information about the undersigned party(ies) to any regulatory body or agency having jurisdiction over Lender; to any present, future or prospective participant or successor in interest in any loan or other financial accommodation made by Lender to the undersigned party(ies); and, as required by legal process. The information provided may include, without limitation, amounts, terms, balances, payment history, return item history, and any financial or other information about the undersigned party(ies) that Lender may have or lawfully obtain. The provisions of this Section shall survive termination of this document, and repayment or other disposition of the Loan.

     6.10 “Including” Not Limiting. Unless otherwise specifically provided, the word “including” as used in this instrument shall mean “including but not limited to.”

     6.11 “Hereof” Etc. Unless otherwise specifically provided, the terms “hereof”, “hereunder” and like terms as used in this instrument shall apply to the entirety of this instrument rather than to a particular Section or subsection.

     6.12 Attorneys Fees and Costs. In any action or proceeding arising out of or with respect to the Loan Documents, or any security for the Loan, Borrower shall pay or reimburse Lender for all costs, reasonable attorney’s fees (including attorney’s fees incurred in all appellate, regulatory, agency and bankruptcy proceedings) and other reasonable expenses incurred by Lender

     6.13 Cross-Collateralization and Cross-Default. Anything to the contrary contained herein notwithstanding, Borrower hereby agrees that any default under this Agreement and the other Loan Documents shall constitute a default under each and every other loan or commitment issued by Borrower, any Guarantor, or any Mortgagor to Lender and that a default under any other loan or commitment issued by Borrower, any Guarantor, or any Mortgagor to Lender shall constitute a default hereunder. The Real Property and other Collateral for the Loan shall also serve as security and collateral for all other indebtedness of Borrower to Lender and the collateral for any other indebtedness of Borrower to Lender shall serve as security and collateral for the Loan. Borrower agrees to execute any documentation required by Lender to evidence such cross-collateralization and cross-default.

     6.14 Waiver of Jury Trial. BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES, THE MORTGAGE, AND ANY OTHER DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER AGREEING TO ENTER INTO THIS AGREEMENT. FURTHER, BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER, NOR THE LENDER’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL

PROVISION. NO REPRESENTATIVE OR AGENT OF THE LENDER, NOR LENDER’S COUNSEL, HAS THE AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered of the day and year first above written.

LENDER: SUNTRUST BANK, a Georgia banking corporation
By:	/s/ Lex Smith
Print Name: Lex Smith
Title: Senior Vice President

BORROWER: SADDLEBROOK RESORTS, INC., a Florida corporation
By:	/s/ Thomas L. Dempsey
Thomas L. Dempsey
Its Chief Executive Officer